EXHIBIT 99.1

PRESS RELEASE

Press Contact:	Investor Relations Contact:
Heather Dickinson	Liz Lemon
Cisco Systems, Inc.	Cisco Systems, Inc.
(408) 526-6117	(408) 527-8452
hdickins@cisco.com	lemon@cisco.com

CISCO SYSTEMS REPORTS FIRST QUARTER EARNINGS

•	Q1 Net Sales: $6.5 billion (9.7% increase year over year)

•	Q1 Net Income: $1.3 billion GAAP (includes a first time stock-based compensation expense of $228 million, net of tax) compared with $1.1 billion for Q1 FY’05, including pro forma stock-based compensation expense; $1.6 billion non-GAAP (pro forma) compared with $1.5 billion for Q1 FY’05

•	Q1 Earnings Per Share: $0.20 GAAP (includes a first time stock-based compensation expense of $0.04 ) compared with $0.17 for Q1 FY’05, including pro forma stock-based compensation expense; $0.25 non-GAAP (pro forma) compared with $0.21 for Q1 FY’05

SAN JOSE, Calif. — November 9, 2005 — Cisco Systems, Inc., the worldwide leader in networking for the Internet, today reported its first quarter results for the period ended October 29, 2005.

Net sales for the first quarter of fiscal 2006 were $6.5 billion, compared with $6.0 billion for the first quarter of fiscal 2005, an increase of 9.7 percent, and compared with $6.6 billion for the fourth quarter of fiscal 2005, a decrease of 0.5 percent.

Net income for the first quarter of fiscal 2006, on a generally accepted accounting principles (GAAP) basis, was $1.3 billion or $0.20 per share which includes stock-based compensation expense of $228 million, net of tax, or $0.04 per share, due to the implementation of SFAS 123(R). Net income prior to fiscal 2006 did not include stock-based compensation expense. Including the pro forma stock-based compensation expense previously disclosed in Cisco’s financial statements footnotes, net income for the first quarter of fiscal 2005 would have been $1.1 billion or $0.17 per share and net income for the fourth quarter of fiscal 2005 would have been $1.3 billion or $0.20 per share. Please refer to the table on page 8 for a quarter-to-quarter comparison of net income including the effect of stock-based compensation expense. Net income on a GAAP basis, which does not include the effect of stock-based compensation expense, for the first quarter of fiscal 2005 was $1.4 billion or $0.21 per share and for the fourth quarter of fiscal 2005 was $1.5 billion or $0.24 per share.

Non-GAAP (pro forma) net income for the first quarter of fiscal 2006 was $1.6 billion or $0.25 per share, compared with $1.5 billion or $0.21 per share for the first quarter of fiscal 2005, and compared with $1.6 billion or $0.25 per share for the fourth quarter of fiscal 2005. A reconciliation between net income on a GAAP basis and non-GAAP (pro forma) net income is provided in a table on page 8.

During the first quarter of fiscal 2006, Cisco completed the acquisitions of KiSS Technology A/S, Nemo Systems, Inc. and Sheer Networks, Inc.

“Q1 was a solid quarter for Cisco, with balanced execution across most of our geographies, market segments and product categories,” said John Chambers, president and CEO, Cisco Systems, Inc. “We are especially pleased with the improving business momentum in the U.S. and Asia Pacific, the strength of our product families and the accelerated growth of the commercial marketplace, which has become our fastest growing customer segment.”

Chambers continued, “Cisco’s long-term product architecture strategy is taking hold. We are seeing an increased trend toward customers choosing integrated networking solutions that combine our core products with advanced technologies. By coupling routing and switching with our advanced technologies such as security, enterprise IP communications and wireless, Cisco’s architectural approach is allowing customers to more effectively scale their IT operations. Going forward, we will continue to foster a culture of innovation, incorporating internal development, acquisitions and partnerships to anticipate the evolving needs of customers and extend our core competitive advantage.”

Cisco will discuss first quarter 2006 results and business outlook on a conference call and Webcast at 1:30 p.m. Pacific Time today. Call information and related charts are available at http://investor.cisco.com.

Financial Highlights

•	Cash flows from operations were $1.4 billion for the first quarter of fiscal 2006, compared with $1.5 billion for the first quarter of fiscal 2005, and compared with $2.4 billion for the fourth quarter of fiscal 2005.

•	Cash and cash equivalents and investments were $13.5 billion at the end of the first quarter of fiscal 2006, compared with $16.1 billion at the end of the fourth quarter of fiscal 2005.

•	During the first quarter of fiscal 2006, Cisco repurchased 194 million shares of common stock at an average price of $18.03 per share for an aggregate purchase price of $3.5 billion. As of October 29, 2005, Cisco had repurchased and retired 1.7 billion shares of Cisco common stock at an average price of $18.14 per share for an aggregate purchase price of approximately $30.7 billion since the inception of the stock repurchase program.

•	Days sales outstanding (DSO) in accounts receivable at the end of the first quarter of fiscal 2006 were 33 days, compared with 31 days at the end of the fourth quarter of fiscal 2005.

•	Inventory turns on a GAAP basis were 6.5 in the first quarter of fiscal 2006, compared with 6.6 in the fourth quarter of fiscal 2005. Non-GAAP (pro forma) inventory turns were 6.4 in the first quarter of fiscal 2006.

“Our performance this quarter demonstrated once again that our focus and execution on long-term financial priorities translates to sustained profitable growth and a strong competitive advantage,” said Dennis Powell, chief financial officer, Cisco Systems. “Non-GAAP (pro forma) quarterly earnings per share of $0.25, net income of $1.6 billion, and 68.5 percent product gross margins are all strong indicators of the momentum we’re achieving in our business, while we continue to ramp resources for continued execution throughout the fiscal year.”

Business Highlights

•	Intel Corporation and Cisco expanded their existing alliance in an effort to enhance wireless LAN reliability, deliver higher-quality services and allow businesses to use computers and the network as a combined defense against security threats.

•	MCI, Inc. is expanding its managed IP Communications offerings to the business market with the launch of Managed IP PBX, which is based on Cisco technology and includes the Cisco CallManager product suite.

•	SOFTBANK BB Corporation expanded its Cisco IP Next-Generation Network (IP NGN) architecture with the Cisco Carrier Routing System (CRS-1) and Cisco Catalyst® 6500 Series switches to enable nationwide expansion of advanced video services, including broadband program broadcasting and video on demand (VoD).

•	Linksys, a division of Cisco Systems, and Skype teamed to launch a new cordless handset designed to enable users to place Skype Internet phone calls while sitting at home or at the office.

•	Cisco introduced the company’s newest emerging technology, the Cisco Internet Protocol Interoperability and Collaboration System (IPICS), designed to integrate disparate push-to-talk radio systems with other communication resources such as voice, video and data devices.

•	Cisco announced a $40 million commitment in a multiphase, three-year education “21S Initiative” in the Gulf Coast region, which will begin in Mississippi, for reconstructing and improving schools.

•	Cisco announced its investment initiative plans for India, totaling up to US$1.1 billion. This announcement highlights the growing importance of the Indian market in the global economy.

•	Cisco reached a major milestone in the IP Communications market with the sale of its 6-millionth Internet Protocol (IP) phone worldwide.

•	Cisco introduced the Cisco Business Communications Solution, specifically designed for small to medium businesses (SMBs) and mid-market companies through voice and switching products.

•	Underscoring its focus on social responsibility, Cisco won the prestigious State Department Award for Corporate Excellence (ACE) for its education program in Jordan designed to teach young people information-technology skills. It also issued its first-ever Corporate Social Responsibility (CSR) report, a summary of the company’s responsible business practices and social investment programs for fiscal years 2004 and 2005.

Editor’s Note:

•	Q1 FY’06 conference call to discuss Cisco’s results along with its outlook for Q2 FY’06 to be held at 1:30 p.m. Pacific Time, Wednesday, November 9, 2005. Conference call number is 888-848-6507 (United States); 212-519-0847 (international).

•	Conference call replay will be available from 4:30 p.m. Pacific Time, November 9, 2005 to 4:30 p.m. Pacific Time, November 16, 2005 at 866-357-4205 (United States); 203-369-0122 (international). The replay is also available from November 9, 2005 through January 20, 2006 on the Cisco Investor Relations Website at http://www.cisco.com/go/investors.

•	Additional information regarding Cisco’s financials as well as a Webcast of the conference call with visuals designed to guide participants through the call will be available at 1:30 p.m. Pacific Time, November 9, 2005. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The Webcast will include both the prepared remarks and the question-and-answer session. This information, along with GAAP reconciliation information, will be available on the Cisco Investor Relations Website at http://www.cisco.com/go/investors.

•	A Q&A with Cisco’s CEO and CFO on Q1 FY’06 results will be available at http://newsroom.cisco.com.

About Cisco Systems

Cisco Systems, Inc. (NASDAQ: CSCO) is the worldwide leader in networking for the Internet. Information about Cisco can be found at http://www.cisco.com. For ongoing news, please go to http://newsroom.cisco.com.

# # #

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events and the future financial performance of Cisco that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry and in various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; increased competition in the networking industry; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters; natural catastrophic events; achievement of the benefits anticipated from our investments in sales and engineering activities; our ability to recruit and retain key personnel; our ability to manage financial risk; currency fluctuations and other international factors; potential volatility in operating results and other factors listed in Cisco’s most recent reports on Form 10-K, 10-Q and 8-K. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time to time. Cisco’s results of operations for the three months ended October 29, 2005 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP (pro forma) net income, non-GAAP (pro forma) net income per share data, non-GAAP (pro forma) inventory turns, non-GAAP (pro forma) gross margin, and other non-GAAP line items from the Consolidated Statements of Operations, including cost of sales information, gross margin, operating expenses (including research and development, sales and marketing, and general and administrative expenses), other income

(loss), net, and provision for income taxes. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP (pro forma) measures used by other companies. Cisco believes that the presentation of non-GAAP (pro forma) net income, non-GAAP (pro forma) net income per share data, non-GAAP (pro forma) inventory turns and non-GAAP (pro forma) gross margin, when shown in conjunction with the corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Cisco further believes that where the adjustments used in calculating non-GAAP (pro forma) net income and non-GAAP (pro forma) net income per share are based on specific, identified charges that impact different line items in the statements of operations (including cost of sales, research and development, sales and marketing, and general and administrative expense), that it is useful to investors to know how these specific line items in the statements of operations are affected by these adjustments. In particular, as Cisco begins to apply SFAS 123(R), it believes that it is useful to investors to understand how the expenses associated with the application of SFAS 123(R) are reflected on its statements of operations. For its internal budgets, Cisco’s management uses financial statements that do not include stock-based compensation expense, payroll tax on stock option exercises, in-process research and development, compensation expense related to acquisitions and investments, amortization of purchased intangible assets, gain (loss) on publicly traded equity securities and the income tax effects of the foregoing on cost of sales, research and development, sales and marketing and general and administrative expenses, as applicable. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco.

Copyright© 2005 Cisco Systems, Inc. All rights reserved. Cisco, Cisco Systems, the Cisco Systems logo, Catalyst and Linksys are registered trademarks or trademarks of Cisco Systems, Inc. and/or its affiliates in the U.S. and certain other countries. All other trademarks mentioned in this document are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Cisco and any other company.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended
	October 29, 2005	October 30, 2004
NET SALES:
Product	$5,491	$5,033
Service	1,059	938

Total net sales	6,550	5,971

COST OF SALES:
Product (includes stock-based compensation expense under SFAS 123(R) of $19 for Q1 FY’06; $0 for Q1 FY’05)	1,751	1,646
Service (includes stock-based compensation expense under SFAS 123(R) of $34 for Q1 FY’06; $0 for Q1 FY’05)	389	310

Total cost of sales (includes stock-based compensation expense under SFAS 123(R) of $53 for Q1 FY’06; $0 for Q1 FY’05)	2,140	1,956

GROSS MARGIN	4,410	4,015

OPERATING EXPENSES:
Research and development (includes stock-based compensation expense under SFAS 123(R) of $103 for Q1 FY’06; $0 for Q1 FY’05)	996	805
Sales and marketing (includes stock-based compensation expense under SFAS 123(R) of $127 for Q1 FY’06; $0 for Q1 FY’05)	1,453	1,120
General and administrative (includes stock-based compensation expense under SFAS 123(R) of $34 for Q1 FY’06; $0 for Q1 FY’05)	278	230
Amortization of purchased intangible assets	59	60
In-process research and development	2	12

Total operating expenses (includes stock-based compensation expense under SFAS 123(R) of $264 for Q1 FY’06; $0 for Q1 FY’05)	2,788	2,227

OPERATING INCOME	1,622	1,788

Interest income	154	130
Other income (loss), net	(17)	40

Interest and other income (loss), net	137	170

INCOME BEFORE PROVISION FOR INCOME TAXES	1,759	1,958
Provision for income taxes (includes tax benefit from stock based compensation expense under SFAS 123(R) of $(89) for Q1 FY’06; $0 for Q1 FY’05)	498	562

NET INCOME (see note below)	$1,261	$1,396

Net income per share (see note below):
Basic	$0.20	$0.21

Diluted	$0.20	$0.21

Shares used in per-share calculation:
Basic	6,245	6,635

Diluted	6,340	6,773

Note:

Net income for Q1 FY’06 includes stock-based compensation expense of $228, net of tax, due to the implementation of SFAS 123(R).

Net income for the first quarter of fiscal 2005 did not include stock-based compensation expense under SFAS 123. The table below reflects net income and diluted net income per share for the first quarter of fiscal 2006 compared with first quarter of fiscal 2005 including the pro forma stock-based compensation expense as follows:

	Three Months Ended
	October 29, 2005	October 30, 2004
Net income – as reported for Q1 FY’05		$1,396
Stock-based compensation expense, net of tax - as reported for Q1 FY’05		(276)

Net income, including the effect of stock-based compensation expense	$1,261	$1,120

Diluted net income per share – as reported for Q1 FY’05		$0.21
Stock-based compensation expense, net of tax, per share - as reported for Q1 FY’05		(0.04)

Diluted net income per share, including the effect of stock-based compensation expense	$0.20	$0.17

NON-GAAP (PRO FORMA) CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended
	October 29, 2005	October 30, 2004
NET SALES:
Product	$5,491	$5,033
Service	1,059	938

Total net sales	6,550	5,971

COST OF SALES:
Product (a)	1,732	1,646
Service (a)	355	310

Total cost of sales (a)	2,087	1,956

GROSS MARGIN (a)	4,463	4,015

OPERATING EXPENSES:
Research and development (a) – (c)	859	787
Sales and marketing (a) – (c)	1,320	1,102
General and administrative (a) – (c)	242	225

Total operating expenses (a) - (e)	2,421	2,114

OPERATING INCOME (a) - (e)	2,042	1,901

Interest income	154	130
Other income (loss), net (f)	(17)	(13)

Interest and other income (loss), net (f)	137	117

INCOME BEFORE PROVISION FOR INCOME TAXES (a) - (f)	2,179	2,018
Provision for income taxes (g)	610	565

NET INCOME (a) – (g)	$1,569	$1,453

Net income per share:
Basic (a) – (g)	$0.25	$0.22

Diluted (a) – (g)	$0.25	$0.21

Shares used in per-share calculation:
Basic	6,245	6,635

Diluted	6,340	6,773

Note:

A reconciliation between net income on a GAAP basis and non-GAAP (pro forma) net income including items (a) - (g) is provided in a table on page 8

RECONCILIATION OF GAAP TO NON-GAAP (PRO FORMA) NET INCOME

(In millions)

		Q1 FY’06	Q4 FY’05	Q3 FY’05	Q2 FY’05	Q1 FY’05
	GAAP net income	$1,261	$1,540	$1,405	$1,400	$1,396
(a)	Stock-based compensation expense under SFAS 123 (R) (*)	317	—	—	—	—
(b)	Payroll tax on stock option exercises (*)	2	5	3	3	1
(c)	Compensation expense related to acquisitions and investments (*)	40	39	47	39	40
(d)	In-process research and development	2	6	6	2	12
(e)	Amortization of purchased intangible assets	59	56	54	57	60
(f)	(Gain) loss on publicly traded equity securities	—	—	—	—	(53)
(g)	Income tax effect	(112)	(20)	(19)	(19)	(3)

	Non-GAAP (pro forma) net income	$1,569	$1,626	$1,496	$1,482	$1,453

Note:

*	In Q1 FY’06, stock-based compensation expense of $317 was allocated as follows: $53 to cost of sales ($19 to product cost of sales and $34 to service cost of sales), $103 to research and development (R&D), $127 to sales and marketing (S&M) and $34 to general and administrative (G&A). In Q1 FY’06, payroll tax on stock option exercises of $2 and compensation expense related to acquisitions and investments of $40 was allocated as follows: $34 to R&D, $6 to S&M and $2 to G&A. In Q1 FY’05, payroll tax on stock option exercises of $1 and compensation expense related to acquisitions and investments of $40 was allocated as follows: $18 to R&D, $18 to S&M and $5 to G&A. In calculating non-GAAP (pro forma) inventory turns for the first quarter of fiscal 2006, stock-based compensation expense of $53 was excluded from cost of sales. In calculating non-GAAP (pro forma) gross margins for the first quarter of fiscal 2006, stock-based compensation expense of $53 was excluded from cost of sales ($19 from product cost of sales and $34 from service cost of sales)

QUARTER-TO-QUARTER COMPARISON OF NET INCOME INCLUDING THE EFFECT OF STOCK-BASED

COMPENSATION EXPENSE UNDER SFAS 123(R) and SFAS 123

(In millions, except per-share amounts)

	Q1 FY’06	Q4 FY’05	Q3 FY’05	Q2 FY’05	Q1 FY’05
Net income — as reported for prior periods (1)	N/A	$1,540	$1,405	$1,400	$1,396

Stock-based compensation expense	$(317)	(363)	(377)	(428)	(460)
Tax benefit	$89	88	151	171	184

Stock-based compensation expense, net of tax (2)	$(228)	(275)	(226)	(257)	(276)

Net income, including the effect of stock-based compensation expense (3)	$1,261	$1,265	$1,179	$1,143	$1,120

Diluted net income per share - as reported for prior periods (1)	N/A	$0.24	$0.21	$0.21	$0.21

Stock-based compensation expense, net of tax, per share (2)	$(0.04)	(0.04)	(0.03)	(0.04)	(0.04)

Diluted net income per share, including the effect of stock-based compensation expense (3)	$0.20	$0.20	$0.18	$0.17	$0.17

Notes:

(1)	Net income and net income per share prior to fiscal 2006 did not include stock-based compensation expense under SFAS 123.
(2)	Stock-based compensation expense and stock-based compensation expense per share prior to fiscal 2006 is calculated based on SFAS 123 as previously disclosed in Cisco’s financial statements footnotes.
(3)	Net income and net income per share prior to fiscal 2006 represents pro forma information based on SFAS 123 as previously disclosed in Cisco’s financial statements footnotes.

CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	October 29, 2005	July 30, 2005
ASSETS
Current assets:
Cash and cash equivalents	$1,704	$4,742
Investments	11,786	11,313
Accounts receivable, net of allowance for doubtful accounts of $173 at October 29, 2005 and $162 at July 30, 2005	2,342	2,216
Inventories	1,318	1,297
Deferred tax assets	1,410	1,475
Prepaid expenses and other current assets	1,193	967

Total current assets	19,753	22,010

Property and equipment, net	3,335	3,320
Goodwill	5,412	5,295
Purchased intangible assets, net	548	549
Other assets	2,707	2,709

TOTAL ASSETS	$31,755	$33,883

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$721	$735
Income taxes payable	1,462	1,511
Accrued compensation	1,193	1,317
Deferred revenue	3,716	3,854
Other accrued liabilities	2,144	2,094

Total current liabilities	9,236	9,511
Deferred revenue	1,078	1,188

Total liabilities	10,314	10,699

Minority interest	4	10

Shareholders’ equity	21,437	23,174

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$31,755	$33,883

Note:

Long-term investments and the related deferred taxes on unrealized gains and losses on investments as of July 30, 2005 have been reclassified to current assets in order to conform to the current period’s presentation.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended
	October 29, 2005	October 30, 2004
Cash flows from operating activities:
Net income	$1,261	$1,396
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	258	251
Stock-based compensation due to the implementation of SFAS 123 (R)	317	—
Stock-based compensation related to acquisitions and investments	28	40
Provision for doubtful accounts	11	—
Provision for inventory	47	62
Deferred income taxes	125	74
Tax benefits from employee stock option plans	—	48
Excess tax benefits from stock-based compensation	(40)	—
In-process research and development	2	12
Net (gains) losses and impairment charges on investments	11	(44)
Change in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(135)	37
Inventories	(65)	(63)
Prepaid expenses and other current assets	(41)	(10)
Lease receivables, net	(26)	(52)
Accounts payable	(14)	16
Income taxes payable	4	188
Accrued compensation	(124)	(283)
Deferred revenue	(248)	(241)
Other accrued liabilities	31	28

Net cash provided by operating activities	1,402	1,459

Cash flows from investing activities:
Purchases of investments	(7,973)	(5,172)
Proceeds from sales and maturities of investments	7,335	6,537
Acquisition of property and equipment	(215)	(159)
Acquisition of businesses, net of cash and cash equivalents	(122)	(229)
Change in investments in privately held companies	(18)	(48)
Purchase of minority interest of Cisco Systems, K.K. (Japan)	(25)	—
Other	(105)	70

Net cash (used in) provided by investing activities	(1,123)	999

Cash flows from financing activities:
Issuance of common stock	136	96
Repurchase of common stock	(3,500)	(3,001)
Excess tax benefits from stock-based compensation	40	—
Other	7	34

Net cash used in financing activities	(3,317)	(2,871)

Net decrease in cash and cash equivalents	(3,038)	(413)
Cash and cash equivalents, beginning of period	4,742	3,722

Cash and cash equivalents, end of period	$1,704	$3,309

Note:

Net income for Q1 FY’06 includes stock-based compensation expense of $228, net of tax, due to the implementation of SFAS 123(R). Net income for Q1 FY’05 did not include stock-based compensation expense under SFAS 123.

Certain reclassifications have been made to prior period balances in order to conform to the current period’s presentation.

ADDITIONAL FINANCIAL INFORMATION

(In millions)

(Unaudited)

	October 29, 2005	July 30, 2005
CASH AND CASH EQUIVALENTS AND INVESTMENTS
Cash and cash equivalents	$1,704	$4,742
Fixed income securities	10,922	10,372
Publicly traded equity securities	864	941

Total	$13,490	$16,055

INVENTORIES
Raw materials	$98	$82
Work in process	426	431
Finished goods:
Distributor inventory and deferred cost of sales	411	385
Manufacturing finished goods	171	184

Total finished goods	582	569
Service-related spares	172	180
Demonstration systems	40	35

Total	$1,318	$1,297

PROPERTY AND EQUIPMENT, NET
Land, buildings, and leasehold improvements	$3,524	$3,492
Computer equipment and related software	1,289	1,244
Production, engineering, and other equipment	3,241	3,095
Operating lease assets	127	136
Furniture and fixtures	357	355

	8,538	8,322
Less, accumulated depreciation and amortization	(5,203)	(5,002)

Total	$3,335	$3,320

LEASE RECEIVABLES, NET (a)
Current	$261	$248
Noncurrent	366	353

Total	$627	$601

OTHER ASSETS
Deferred tax assets	$1,294	$1,308
Investments in privately held companies	433	421
Income tax receivable	277	277
Lease receivables, net	366	353
Other	337	350

Total	$2,707	$2,709

DEFERRED REVENUE
Service	$3,471	$3,618
Product	1,323	1,424

Total	$4,794	$5,042

Reported as:
Current	$3,716	$3,854
Noncurrent	1,078	1,188

Total	$4,794	$5,042

Notes:

(a)	The current portion of lease receivables, net, is recorded in prepaid expenses and other current assets, and the noncurrent portion is recorded in other assets in the Consolidated Balance Sheets.
(b)	Certain reclassifications have been made to prior period balances in order to conform to the current period’s presentation.